Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Statement by Experts” and to the use of our report dated May 11, 2020 in the Registration Statement on Form 20-F/A of Maxeon Solar Technologies, Ltd.

/s/ Ernst & Young LLP

San Jose, California July 31, 2020